UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                                               Commission File No. 33-70476


                           Date of Report:
                           August 8, 1997

                        REPAP WISCONSIN, INC.
        (Exact name of registrant as specified in its charter)

Wisconsin                                                       39-1247669
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

433 North Main Street
Kimberly, Wisconsin                                                54136
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code         (414)788-3511

   Item 5.   Other Events.

   On August 8, 1997, Repap Enterprises, Inc. (REI) entered into a definitive agreement with Consolidated Papers, Inc. of Wisconsin Rapids, Wisconsin (Consolidated), to sell Repap USA, Inc. for a transaction price estimated to total US$674 million. The estimated transaction price includes US$433 million for net debt, US$14 million for post-retirement benefits, and US$227 million for equity, subject to closing adjustments. Repap USA, Inc. is the holding company for Repap Wisconsin, Inc., Repap's United States based coated paper operation, and Repap Sales Corporation, which provides coated paper sales and marketing services.

   This transaction has the approval of the board of directors of both REI and Consolidated, but is still subject to the approvals of REI's shareholders and U.S. and Canadian regulators. The proposed sale will be voted on by Repap shareholders on September 25, 1997, and if approved is expected to close September 30, 1997.

   Silverton International Fund Limited, which beneficially owns 21.4% of outstanding REI common shares, and Paloma Partners, L.L.C., which beneficially owns 7.2% of outstanding REI common shares, have indicated to REI their intention to vote all the REI common shares which they beneficially own or over which they exercise control or direction in favor of the sale of Repap USA, Inc. to Consolidated. George S. Petty, former Chairman and Chief Executive Officer of REI who beneficially owns or has ultimate voting control over 3.8% of outstanding REI Common Shares has agreed to vote all the REI Common Shares which he owns or controls in favor of the sale of Repap USA, Inc. to Consolidated. In addition, all of the directors and officers of REI have indicated their intention to vote all the REI Common Shares owned or controlled by them in favor of the sale of Repap USA, Inc. to Consolidated as well.

   The definitive agreement includes provisions that REI will pay Consolidated US$10 million in the event the proposal is rejected by its shareholders. REI has also agreed to pay Consolidated US$25 million should its board of directors fail to recommend the proposal to REI shareholders or should REI enter into an agreement with another party to dispose of Repap USA, Inc. or its subsidiaries through a sale, merger, or other similar transaction prior to September 30, 1998.

   Item 7.  Financial Statements, Pro Forma Financial
   Information, and Exhibits.

      (c)  Exhibits.

      99.2 Stock Purchase Agreement between Repap Enterprises, Inc. and Consolidated Papers, Inc., dated as of August 8, 1997.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on August 22, 1997.

                            Repap Wisconsin, Inc.


                            /s/ Timothy Morgan
                            Timothy Morgan
                            Senior Vice President and Controller
                            (Duly authorized officer and
                             principal financial
                             and accounting officer)

Index to Exhibits

   Exhibit                              Description

   99.2         Stock Purchase Agreement between Repap Enterprises, Inc.
                and Consolidated Papers, Inc., dated as of August 8, 1997.